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EXHIBIT 99.1

NEWS RELEASE
For more information contact:
Vahé A. Sarkissian President and Chief Executive Officer FEI Company 503-726-2770 Website: WWW.FEIC.COM	John S. Hodgson Senior Vice President and Chief Financial Officer FEI Company 503-640-7537

FEI COMPANY REPORTS STRONG FIRST QUARTER PROFITS
AND SOLID BOOKINGS

    HILLSBORO, OR—April 23, 2001—FEI Company (NASDAQ: FEIC) today announced earnings and sales for the quarter ended April 1, 2001. Overall sales increased 44 percent to $93.5 million compared to $64.7 million reported for the first quarter of 2000 and $94.9 million reported for the fourth quarter of 2000. Net income increased 245 percent to $10.2 million from the $3.0 million reported for the first quarter of 2000 (excluding the cumulative effect of a change in accounting principle in the first quarter of 2000). Cash earnings per share (EPS excluding amortization expense for purchased intangibles) were $0.38 per share, 153 percent better than the first quarter of 2000.

    The Company adopted SAB 101 concerning revenue recognition effective January 1, 2000. Excluding the effects of SAB 101, revenues were $97.3 million, gross margin was 47.9 percent and cash earnings per share were $0.42 in the quarter ended April 1, 2001 compared with revenues of $67.2 million, a gross margin of 40.4 percent and cash earnings per share of $0.14 for the first quarter of 2000.

    "Our first quarter results are excellent," commented Vahé' Sarkissian, FEI's president and chief executive officer. "We had a record quarter in the midst of a downturn and, for the first time in the Company's recent history, our first quarter performance exceeded that of the prior quarter."

    During the first quarter, sales increased in each of the Company's business segments, accompanied by solid bookings activity. Compared to last year's first quarter, the microelectronics segment increased sales by 94 percent, electron optics increased 12 percent, components increased 4 percent and service increased 20 percent. Bookings for the first quarter totaled $100.3 million and resulted in a book-to-bill ratio of 1.07. Backlog was $169.9 million as of April 1, 2001. North America accounted for 48 percent of the first quarter revenues, with Europe at 17 percent, and the Asia-Pacific region at 35 percent.

    Operating income for the first quarter increased 219 percent from the first quarter of 2000 to $16.9 million as a result of higher gross margins and lower operating expenses as a percentage of sales. Gross margins improved to 48.1 percent from the 42.4 percent reported in the first quarter of 2000. The gross margin improvement was driven by shifts in product mix toward the microelectronics segment and also by improved margins in the electron optics and service segments. Operating expenses, excluding amortization of purchased intangibles, were 28.4 percent of sales for the current quarter, reduced from the 31.9 percent level in the first quarter of 2000.

    "We believe the value of our solutions for semiconductor manufacturers has differentiated our company," added Sarkissian. "Major technology shifts are driving line widths down into deep-submicron levels, increasing wafer sizes to 300 mm and greatly increasing device complexity. FEI's 3D metrology and analysis solutions help our customers keep pace with technology shifts.

    "Despite our performance, we remain cautious regarding market conditions for the remainder of the year," added Sarkissian. "Therefore, we have taken measures to reduce non-critical expenditures and hiring. However, we are continuing to invest in research and development and customer support."

About FEI: The Structural Process Management Company™

    FEI is the 3D innovator and leading supplier of Structural Process Management™ solutions to the world's technology leaders in the fields of semiconductors, data storage, structural biology and industry. Its range of industry-leading DualBeam™ and single column focused ion and electron beam products enables manufacturers and researchers to keep pace with technology shifts and develop next generation technologies and products. FEI's products allow advanced three-dimensional metrology, device editing, trimming and structural analysis for management of sub-micron structures including those found in integrated circuits, high density magnetic storage devices, industrial materials, chemical compounds and biological structures. FEI solutions also deliver enhanced production yields, lower costs and faster time to market—critical benefits in highly competitive markets.

    Headquartered in Hillsboro, Oregon, FEI has more than 1,500 employees worldwide, with additional development and manufacturing operations located in Peabody, Massachusetts; Eindhoven, The Netherlands; and Brno, Czech Republic.

    Except for the historical statements contained herein, the statements in this news release about customer adoption of the Company's product applications and the value and effectiveness of our products involve risks and uncertainties. Factors that could cause actual results to differ materially include, but are not limited to: business conditions in the electronics, life sciences and material sciences industries and the general economy, both domestic and international; lower than expected customer orders; competitive factors, including pricing pressures, technological developments and products offered by competitors; technological difficulties and resource constraints encountered in developing new products; and the timely flow of competitive new products and market acceptance of those products. These and other factors that could cause actual results to differ materially from the forward-looking statements are included in the Company's filings with the SEC.

# #

FEI Company and Subsidiaries

Condensed Consolidated Balance Sheets With SAB101

(In thousands, except share data)

	December 31, 2000	April 1, 2001
		(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$24,031	$33,067
Receivables	83,680	91,144
Current account with Philips	5,266	—
Inventories	59,796	70,203
Deferred income taxes	22,525	26,000
Other	5,850	7,242

Total current assets	201,148	227,656
EQUIPMENT	28,171	28,825
PURCHASED GOODWILL AND TECHNOLOGY	59,540	58,097
OTHER ASSETS	25,964	24,559

TOTAL	$314,823	$339,137

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$32,682	$33,168
Current account with Philips	—	2,459
Accrued payroll liabilities	11,553	7,794
Accrued warranty reserves	15,202	16,039
Deferred revenue	20,037	26,108
Income taxes payable	9,982	18,162
Other current liabilities	20,517	20,480

Total current liabilities	109,973	124,210
BANK LINE OF CREDIT BORROWINGS	1,534	413
CREDIT FACILITY WITH PHILIPS	24,140	26,016
DEFERRED INCOME TAXES	9,984	9,400
OTHER LIABILITIES	903	882
SHAREHOLDERS' EQUITY:
Preferred stock—500,000 shares authorized; none issued and outstanding	—	—
Common stock—45,000,000 shares authorized; 28,488,760 and 28,580,021 shares issued and outstanding at December 31, 2000 and April 1, 2001	222,547	223,916
Note receivable from shareholder	(1,116)	(1,116)
Accumulated deficit	(42,874)	(32,652)
Accumulated other comprehensive loss	(10,268)	(11,932)

Total shareholders' equity	168,289	178,216

TOTAL	$314,823	$339,137

FEI Company and Subsidiaries

Condensed Consolidated Statements of Operations Without SAB 101

(In thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended
	April 2, 2000	April 1, 2001
NET SALES	$67,153	$97,284
COST OF SALES	39,985	50,682

Gross profit	27,168	46,602

OPERATING EXPENSES:
Research and development	7,226	9,297
Selling, general and administrative	13,445	17,224
Amortization of purchased intangibles	1,538	1,538

Total operating expenses	22,209	28,059

OPERATING INCOME	4,959	18,543
OTHER INCOME (EXPENSE):
Interest income	198	269
Interest expense	(542)	(310)
Other	132	(154)

Total other expense, net	(212)	(195)

INCOME BEFORE TAXES	4,747	18,348
INCOME TAX EXPENSE	1,992	7,079

NET INCOME	$2,755	$11,269

PER SHARE DATA:
Net income per share-basic	$0.10	$0.39

Net income per share-diluted	$0.10	$0.38

"Cash" earnings per share (1)	$0.14	$0.42

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	27,603	28,686

Diluted	28,780	29,976

(1)
Excluding the effects of amortization of purchased intangibles.

The above Condensed Consolidated Statements of Operations do not reflect the effects of SAB 101.

FEI Company and Subsidiaries

Condensed Consolidated Statements of Operations With SAB 101

(In thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended
	April 2, 2000	April 1, 2001
NET SALES	$64,722	$93,515
COST OF SALES	37,225	48,572

Gross profit	27,497	44,943

OPERATING EXPENSES:
Research and development	7,226	9,297
Selling, general and administrative	13,445	17,224
Amortization of purchased intangibles	1,538	1,538

Total operating expenses	22,209	28,059

OPERATING INCOME	5,288	16,884
OTHER INCOME (EXPENSE):
Interest income	198	269
Interest expense	(542)	(310)
Other	132	(154)

Total other expense, net	(212)	(195)

INCOME BEFORE TAXES AND CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	5,076	16,689
INCOME TAX EXPENSE	2,114	6,466

NET INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	2,962	10,223

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE, NET OF INCOME TAX BENEFIT OF $4,405	(7,499)	—

NET INCOME (LOSS)	$(4,537)	$10,223

PER SHARE DATA:
Basic:
Net income before cumulative effect of change in accounting principle	$0.11	$0.36

Net income	$(0.16)	$0.36

Diluted:
Net income before cumulative effect of change in accounting principle	$0.10	$0.34

Net income	$(0.16)	$0.34

"Cash" earnings per share (1)	$0.15	$0.38

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	27,603	28,686

Diluted	28,780	29,976

(1)
Excluding the effects of amortization of purchased intangibles and cumulative effect of change in accounting principle.

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FEI COMPANY REPORTS STRONG FIRST QUARTER PROFITS AND SOLID BOOKINGS
FEI Company and Subsidiaries Condensed Consolidated Balance Sheets With SAB101 (In thousands, except share data)
FEI Company and Subsidiaries Condensed Consolidated Statements of Operations Without SAB 101 (In thousands, except per share data) (Unaudited)
FEI Company and Subsidiaries Condensed Consolidated Statements of Operations With SAB 101 (In thousands, except per share data) (Unaudited)